Exhibit 3.5

CERTIFICATE OF RETIREMENT

OF

SERIES B CONVERTIBLE PREFERRED STOCK

SERIES B-1 CONVERTIBLE PREFERRED STOCK

SERIES C CONVERTIBLE PREFERRED STOCK

SERIES D CONVERTIBLE PREFERRED STOCK

AND

SERIES E CONVERTIBLE PREFERRED STOCK

OF

AXCELLA HEALTH INC.

Pursuant to Section 243(b)

of the General Corporation Law

of the State of Delaware

Axcella Health Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES as follows:

1.                                      The Certificate of Incorporation of the Corporation authorizes 4,737,041 shares of Series B Convertible Preferred Stock, par value $0.001 per share, (the “Series B Preferred Stock”), 1,084,441 shares of Series B-1 Convertible Preferred Stock, par value $0.001 per share, (the “Series B-1 Preferred Stock”), 6,969,044 shares of Series C Convertible Preferred Stock, par value $0.001 per share, (the “Series C Preferred Stock”), 2,997,179 shares of Series D Convertible Preferred Stock, par value $0.001 per share, (the “Series D Preferred Stock”) and 6,266,786 shares of Series E Convertible Preferred Stock, par value $0.001 per share, (the “Series E Preferred Stock”) of the Corporation.

2.                                      All of the authorized shares of each of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were issued and all such shares have been converted into shares of Common Stock, par value $0.001 per share, of the Corporation (“Common Stock”).  As a result of the conversion to Common Stock, there are no shares of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock outstanding.

3.                                      The Restated Certificate of Incorporation provides that any shares of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock that are converted shall be retired and cancelled and may not be reissued as shares of such series and the Corporation may take action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

4.                                      The Board of Directors of the Corporation has adopted resolutions retiring all previously outstanding shares of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock immediately upon their conversion into shares of Common Stock and authorizing the filing of this Certificate of Retirement.

5.                                      Accordingly, pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the effective time of this Certificate of Retirement, the Certificate of Incorporation of the Corporation shall be amended so as to reduce the total authorized number of shares of the capital stock of the Corporation by 22,054,491 shares, such that the total number of authorized shares of the Corporation shall be 160,000,000, such shares consisting of (a) 150,000,000 shares of Common Stock, par value $0.001 per share and (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share, all of which shall be designated as undesignated Preferred Stock.  In addition, upon the effective time of this Certificate of Retirement, the Certificate of Incorporation shall be amended to eliminate therefrom all references to the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be signed by its duly authorized officer, this     day of            , 2019.

Axcella Health Inc.

By: